EXHIBIT 2

JOINT FILING AGREEMENT

         The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  This agreement may be included as an exhibit to such joint filing.

       This Joint Filing Agreement supersedes and replaces the Joint Filing Agreement dated April 5, 2004.

Dated:  January 2, 2009

MACANDREWS & FORBES HOLDINGS INC.
By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz
Title:	Executive Vice Chairman

MACANDREWS & FORBES LLC
By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz
Title:	Executive Vice Chairman

REV HOLDINGS LLC
By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz
Title:	Executive Vice Chairman

MACANDREWS COSMETICS HOLDINGS INC.
By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz
Title:	Executive Vice Chairman

MAFCO ONE LLC
By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz
Title:	Executive Vice Chairman

MAFCO FOUR LLC
By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz
Title:	Executive Vice Chairman

MACANDREWS & FORBES GROUP, LLC
By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz
Title:	Executive Vice Chairman

RCH HOLDINGS ONE INC.
By:	/s/ Barry F. Schwartz
Name:	Barry F. Schwartz
Title:	Executive Vice Chairman

/s/ Raymond G. Perelman
Raymond G. Perelman